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                                                                   EXHIBIT 10.51






                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.

                             FLEXIBLE BENEFITS PLAN

                   Amended and Restated as of January 1, 1998


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                             FLEXIBLE BENEFITS PLAN


                                    ARTICLE I

                            PURPOSE AND ESTABLISHMENT


1.01 Section 125 Plan. This Flexible Benefits Plan consisting of the Medical Expense Flexible Benefits Accounts Plan and the Dependent Care Flexible Benefits Accounts Plan, has been established by Resource Bancshares Mortgage Group, Inc. for the benefit of its Employees and their dependents and beneficiaries. It is maintained according to the terms of this instrument.

1.02 Purpose. The purpose of the Plan is to provide reimbursement for covered charges incurred by Participants and their dependents that are excludable from the Participant's gross income under the Internal Revenue Code of 1986, as amended. Resource Bancshares Mortgage Group, Inc.'s Flexible Benefits Accounts ("FBA") Plans are intended to comply with the provisions applicable to Flexible Spending Accounts (FSAs) for health FSAs and dependent care assistance FSAs.

         Reimbursements under the FBA Plans will be paid specifically to reimburse the covered individual for medical expenses or dependent care assistance incurred previously during the period of coverage.

1.03 Relation to Cafeteria Plan. This Plan shall be subject to the provisions of the Section 125 Plan of Resource Bancshares Mortgage Group, Inc., except to the extent that such provisions are inconsistent with this Plan.

1.04 Establishment of Plan. Resource Bancshares Mortgage Group, Inc. previously adopted the Resource Bancshares Mortgage Group, Inc. Flexible Benefits Plan, effective as of July 1, 1993 which is currently in effect. Resource Bancshares Mortgage Group, Inc. hereby amends and restates this plan which shall be known as the Resource Bancshares Mortgage Group, Inc. Flexible Benefits Plan, amended and restated as of January 1, 1998.


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                                   ARTICLE II

                                   DEFINITIONS


2.01 Definitions. Whenever used in this Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided and where the defined meaning is intended the term is capitalized.

         (a)      "Board of Directors" means the Board of Directors of RBMG.

         (b) "Claims Administrator" shall be such person who may be designated by the Company, to serve the following functions: the receipt and deposit of contributions, maintenance of records of Plan Participants and the determination of eligibility of individual claimants for receipt of benefits. The Plan Administrator may be the Claims Administrator.

         (c)      "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Company" means RBMG, its successor or successors, and any other organization, corporation or partnership which is related to or affiliated with RBMG pursuant to Section 267, 414, 707 or 1563 of the Code.

         (e) "Compensation" means the basic wages and salary which are paid by the Company to a Participant. It does not include overtime pay, bonuses, and other non-base pay.

         (f) "Dependent" means any individual who is a dependent of a Participant within the meaning of Section 152(a) of the Internal Revenue Code.

         (g) "Doctor" means a person licensed to treat illness by the state in which the treatment is rendered.

         (h) "Earned Income" means all income derived from wages, salaries, tips, self-employment and other employee compensation (such as disability benefits) but such term does not include any amounts, (a) received under this Plan or any other dependent care assistance program; (b) received as a pension or annuity;
                  (c) received as social security payments, worker's compensation, or unemployment compensation; or (d) received as a distribution of earnings or profits rather than a reasonable compensation for the personal services actually rendered.

         (i) "Employee" means any person who is receiving Compensation from the


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                  Company on a regular basis. The term "Employee" shall not
                  include any temporary employees or any employees who perform services on a part-time basis, that is, less than 30 hours per week.

         (j) "Employment Related Expenses" means expenses incurred for Qualifying Services or for the cost of sending a child of a Participant to a Qualifying Day Care Center.
                  Employment-related expenses do not include expenses paid by the Participant to:

                  1.       A Dependent of the Participant;
                  2.       The Participant's Spouse; or
                  3.       A child of the Participant under the age of 19.

         (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

         (l) "Health Plan" means the Resource Bancshares Mortgage Group, Inc. Health Plan.

         (m) "Participant" means an Employee participating in one of the Plans. Such Employee must satisfy the eligibility requirements of Section 3.01 hereof.

         (n) "Plan" means the Medical Expense FBA Plan of RBMG or the Dependent Care FBA Plan of RBMG.

         (o) "Plan Administrator" means the person or persons designated to administer the Plan pursuant to Section 6.01 hereof.

         (p) "Plan Year" means the period commencing on January 1 and ending on December 31.

         (q) "Qualifying Day Care Center" means: (a) a day care center which substantially complies with all applicable state and local laws and regulations; and (b) provides care for more than six persons (other than persons who live there); and (c) receives a fee, payment, or grant for providing services for any of those persons, regardless of whether or not the center is run for profit.

         (r) "Qualifying Dependent Care Expenses" means Employment Related Expenses for the care of a Qualifying Individual.

         (s) "Qualifying Individual" means (1) a Participant's Dependent under the age of 13 and with respect to whom the taxpayer is entitled to a deduction under

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                  Section 151(a) of the Code; or (2) a Participant's Dependent
                  or Spouse who is physically or mentally not able to care for himself.

         (t) "Qualifying Services" means services performed to enable a Participant or his Spouse to remain gainfully employed and which are related to the care of Qualifying Individuals. Qualifying Services are limited to services provided:

                  1.       In the home of the Participant; or
                  2. Outside the home of the Participant for: (a) The care of a Participant's Dependent under the age of 13; or
                           (b) The care of any other Qualifying Individual who spends at least eight hours a day in the Participant's home.

         (u) "RBMG" means Resource Bancshares Mortgage Group, Inc. and any successor thereto.

         (v) "Reasonable and Customary Charges" means charges which do not exceed the amount usually charged by most providers in the same geographic area for services, treatment or materials, taking into account the nature of the illness involved.

         (w) "Reimbursement Account" means an account established for designated contributions made by the Company on behalf of the Participant for reimbursement of either qualifying health expenses or Qualifying Dependent Care Expenses. All amounts held in such accounts are general assets of the Company.

         (x) "Spouse" means the spouse of a Participant, but does not include an individual legally separated from the Participant under a decree of legal separation.

         (y) "Termination" means the termination of a Participant's employment as an Employee, whether by reason of change in job classification, discharge, layoff, voluntary termination, disability, retirement, death or otherwise.

2.02 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary.


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                                   ARTICLE III

                                   ELIGIBILITY


3.01 Eligibility. The Employees will be eligible to participate on the first day of the month after he or she has been an Employee for 60 days and has been regularly scheduled to work 30 or more hours per week. If the Employee does not participate in the Plan on that date, he or she will not be able to participate in the Plan until the enrollment date for the next Plan Year.

3.02 Enrollment. In order to participate in the Plan, an Employee must, during the annual enrollment period of each preceding Plan Year or at such other time as determined by the Plan Administrator, designate the coverage amount he desires under the Plan on a form supplied by the Plan Administrator. The Employee may designate from $100 to $8,000 of coverage, subject to the limitation of the maximum benefits contained in Section 4.02, and his Compensation for that Plan Year shall be reduced (in accordance with Article V of this Plan), by the amount of his elected coverage in equal amounts each payroll period which shall be credited each payroll period to the Participant's applicable Reimbursement Account.

3.03 Acceptance of Elections. An election form filed by a Participant is subject to acceptance, modification or rejection by the Plan Administrator. The Plan Administrator may modify or reject an application in order to satisfy legal requirements, to comply with the minimum benefits requirements of this Plan or for other good cause. An election form not modified or rejected by the Plan Administrator within 30 days after the end of the relevant enrollment period shall be deemed to be accepted, although it may subsequently be modified by the Plan Administrator as provided in this Plan. Rejection of an election for a Plan Year shall be deemed to result in an election of no benefits for that Plan Year, unless prior to the beginning of the Plan Year, the Plan Administrator, in its discretion, permits the Participant to file a new election.

3.04 Revocation and Modification. Once an election has been accepted by the Plan Administrator, a Participant may not modify or revoke his election for the remainder of the Plan Year except where both the revocation (or modification) and new election are on account of and consistent with a change in his family status (e.g., marriage, divorce, death of Spouse or Dependent, birth or adoption of child of the Participant, termination or commencement of employment of the Participant's Spouse, switching from part-time to full-time employment status or from full-time to part-time status

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         by the Participant or the Participant's Spouse, or taking an unpaid leave of absence by the Participant or the Participant's Spouse, or significant change in health coverage of the Employee or spouse attributable to the Spouse's employment). Any such modification or revocation of an election shall be effective on the first day of the payroll period beginning coincident with or next following the date the election is filed.

3.05     Limitations on Elections of Highly Compensated Employees.

         (a) The Plan Administrator may reject the medical expense benefit election of a "highly compensated individual" as that term is defined in Section 105(h)(5) of the Code to prevent discrimination in favor of such individuals with respect to eligibility to participate or as to contributions and benefits in accordance with Section 105(h) of the Code.

         (b) The Plan Administrator may reject dependent care benefit elections of:

                  1. "highly compensated employees" as that term is defined in
                  Section 414(q) of the Code to prevent either:

                           A. discrimination in favor of such employees with respect to eligibility to participate or as to contributions and benefits in accordance with Section 129(d)(2) and (3) of the Code; or

                           B. the average benefits of such employees from exceeding 45% of the average benefits provided to employees who are not highly compensated employees under all plans of the Company in accordance with
                           Section 129(d)(8) of the Code; and

                  2. shareholders or owners (or their spouses or dependents) who own more than 5% of the stock or of the capital or profits interest in the Company to prevent benefits provided to such shareholders or owners under this Plan from exceeding 25% of the aggregate of such benefits provided for all Employees under the Plan.


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3.06     Termination.

         (a) A Participant's contributions to the Plan cease upon Termination provided, however, with respect to medical expenses, a Participant who terminates during a Plan Year, may elect to continue to receive medical coverage under the Plan for the remainder of the Plan Year provided that he continues to make contributions to the Plan after the date of Termination, equal to 102% of the amount of the premium that the Participant would have allocated to the Plan had he remained an Employee throughout the Plan Year. For Plan Years beginning after the Plan Year in which the Termination occurs, the terminating Participant (and his Dependents) shall be eligible to continue to receive coverage under the Plan, to the extent required under the health plan continuation rules contained in section 4980B of the Code.

         (b) A Participant who terminates from the Plan and does not continue to make contributions for the remainder of the Plan Year (as described in paragraph (a), above) shall not receive coverage under the Plan for the remainder of such Plan Year. However, such Participant may submit eligible expenses incurred prior to or after the Termination until March 31st of the Plan Year following the Plan Year in which the Termination occurs.


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                                   ARTICLE IV

                                    BENEFITS


4.01 Covered Expenses. Each Participant will be entitled to receive for each Plan Year reimbursement of covered expenses (described below) which are incurred during the Plan Year, which are not reimbursed by other plans, and which are not taken as a deduction on the Participant's income tax return, up to the dollar amount of coverage elected by the Participant for that Plan Year and subject to the limitations contained in Section 4.02.

         (a) Medical Expense FBA. Generally, if an expense qualifies as a Medical Expense under Section 213 of the Internal Revenue Code, excluding medical insurance premiums, it is eligible for reimbursement under this Plan. The following medical expenses are covered under this
         Plan:

                  (1) Expenses which apply to the deductible amount under your group medical plan.

                  (2) Expenses which apply to the co-insurance amount you are required to pay under your group medical plan.

                  (3) Excess expenses over the limitations of your group medical plan. This includes, but is not limited to:

                           (A) Doctor's charges in excess of Reasonable and Customary Charges. Private room charges.

                           (B) Charges in excess of limits for alcoholism, drug abuse, and mental illness.

                  (4) Expenses, no part of which are covered under your group medical plan. This includes, but is not limited to:

                           (A) Dental and orthodontic expenses.

                           (B) Vision care, including all types of frames.

                           (C) Otologic examinations and hearing aids.

                           (D) Speech therapy.



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                           (E) Physical examinations.

                  (b) Dependent Care FBA. Each Participant will be entitled to receive for each Plan Year reimbursement of Qualifying Dependent Care Expenses, up to the dollar amount of coverage elected by the Participant for that Plan Year.

                  (c) The FBA Plans cannot make advance reimbursements of future or projected expenses.

4.02 Maximum Benefit. The maximum amount of reimbursement under the Medical Expense FBA Plan will be available at all times during the period of coverage (properly reduced as of any particular time for prior reimbursements for the same period of coverage).

         The Dependent Care FBA Plan reimbursements will be limited to the amount in the individual's account at the time of the claim for reimbursement. The maximum benefit applies to a Participant and his eligible Dependents in the aggregate. The maximum benefit does not apply to each person individually.

                  (a) Medical Expense FBA. A maximum of $3,000 of covered charges for medical expenses may be reimbursed for each Participant during any one Plan Year.

                  (b) Dependent Care FBA. The maximum amount of dependent care expenses which will be reimbursed under this Plan will be the lowest of:

                  1. A maximum of $5,000 ($2,500 for married individuals filing separate tax returns) may be reimbursed for each Participant during any one Plan year;

                  2. If the Employee is single or is married and earns less than his or her Spouse in a calendar year, the Compensation paid to the Employee by the Company as reflected on his Form W-2 for the year; or

                  3. If the Employee is married and the earned income of his Spouse is less than the Compensation paid to the Employee by the Company in a calendar year, the earned income of the Spouse. If the Spouse is a student or is physically or mentally incapable of caring for himself/herself, the Spouse

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                           will be deemed to have earned income (for each month
                           that the Spouse is a student or incapacitated) of $200 per month if the Employee has one Dependent for whom care is provided and of $400 per month if the Employee has two or more Dependents for whom care is provided.

                  The Company may require that the Employee and/or his Spouse verify to the Company the amount of such Spouse's expected earned income for the calendar year in question and may require that the Employee provide documentary evidence of the amount certified in the form of an employment contract, paycheck stub, medical records (if the Spouse is incapacitated) or a school enrollment form (if the Spouse is a student). The Company may require further evidence as to your eligibility for these benefits.

4.03 Excluded Expenses. The following expenses are not covered and no reimbursement will be made under the FBA Plans:

         (a)      Any expense which does not qualify as a medical expense under
                  Section 213 of the Code.

         (b) Any expense which does not qualify as an employment-related expense under Section 21(b)(2) of the Code.

         (c) Any portion of an expense which is reimbursed under the Health Plan or any other plan under which the Participant and his or her eligible Dependents are covered.

         This list is not all-inclusive, and other expenses may be denied in the discretion of the Plan Administrator.

4.04 Procedure. In order to be reimbursed for expenses under the Plan, you must complete the appropriate reimbursement request form. See ss.6.04.

4.05 Forfeiture. If a Participant incurs, during the Plan Year aggregate expenses qualifying for reimbursement less than the dollar amount of coverage he elects for a Plan Year under this Plan, any amount remaining in the Participant's Reimbursement Account as of the end of the Plan Year shall be forfeited. Subject to applicable law and regulations, forfeitures will be applied toward payment of Plan expenses but the Plan Administrator shall have the discretion to allocate the forfeitures on a pro rata basis to Plan Participants. In no case may the forfeitures be allocated among Plan Participants based on their individual claims experience.


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4.06     Benefits Limited to Expenses Incurred During Plan Year. The coverage elected for a Plan is only available to reimburse expenses which are incurred during the Plan Year. However, the Participants shall have until March 31st following the end of the Plan Year to submit claims for expenses incurred during the Plan Year. An expense is incurred during the Plan Year if the services giving rise to the expense are performed during the Plan Year. An expense shall not be deemed to be incurred during the Plan Year merely because a Participant receives a bill for the expense during the Plan Year or pays for the expense during the Plan Year.


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                                    ARTICLE V

                                  CONTRIBUTIONS


5.01 Contributions. Covered Employees and the Company pay the entire cost of the benefits under this Plan. Employee contributions are made through salary reduction.

         (a) Medical Expense Flexible Benefit Accounts. Covered Employees are required to contribute the entire cost of the Medical Expense Flexible Benefit Account component of the Plan. Employee contributions are based on the coverages elected by such Employee.

         (b) Dependent Care Flexible Benefit Accounts. The covered Employees and the Company pay the entire cost of the Dependent Care Flexible Benefit Account (the "Dependent Care FBA") Component of the Plan. The Company contribution to the Dependent Care FBA shall equal 50% of the Participant's Qualifying Dependent Care Expenses, up to a maximum of $40 per week (the "Company Contribution"). Notwithstanding the preceding sentence, Employees whose Compensation plus Commissions paid by the Company during the Plan Year will exceed $70,000 shall not be eligible to receive a Company Contribution. The covered Employee's contributions to the Dependent Care FBA shall equal the coverage elected by such Employee minus the Company Contribution.

5.02 Medical Expense FBA. A Participant shall be entitled to elect to have a minimum of $100 and a maximum of $3,000 used by the Company to purchase or provide a nontaxable benefit(s) through salary reduction.

5.03 Dependent Care FBA. A Participant shall be entitled to elect to have a minimum of $100 and a maximum of $5,000 ($2,500 for married individuals filing separate tax returns) used by the Company to purchase or to purchase or provide a nontaxable benefit(s) through salary reduction.

5.04     Premiums. Premiums will be paid in 24 equal payments over the Plan
         Year.


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                                   ARTICLE VI

                                 ADMINISTRATION

6.01 Plan Administrator. The Vice President of Human Resources of RBMG is hereby designated as the Plan Administrator to serve until resignation or removal by the Board of Directors and appointment of a successor by duly adopted resolution of the Board of Directors. The Plan Administrator may designate as his agent a Claims Administrator or a Company administrator.

6.02 Reimbursement Account. The Company will establish a Reimbursement Account for each Participant for each Plan Year. This account will be credited with the amount of contributions and will be debited with any reimbursements of covered expenses. The amount in the Reimbursement Account is the property of the Company until used to pay covered expenses under this Plan.

6.03 Plan Administrator's Authority. The Plan Administrator shall exercise such authority and responsibility as he deems appropriate in order to comply which ERISA, including, but not limited to, authority and responsibility over any documents and notifications required to be given to Participants and annual reports required to be filed with the Internal Revenue Service and the Department of Labor. The Plan Administrator has discretionary authority to determine eligibility for benefits or to construe the terms of the Plan.

6.04 Claims Procedures. Reimbursements will be made when a covered individual incurs eligible expenses over $25.00 and submits the appropriate claim forms and documentation. At no time will individuals covered under either FBA Plan be entitled to any amount under the Plans, in the form of cash or any other taxable or nontaxable benefit, without submitting specific proof of a properly reimbursable expense.

         In order to obtain reimbursement for covered charges, the Participant must follow the steps listed below in the order they appear.

         1. A Plan claim form must be fully completed for each claim submission. This form can be obtained from the Plan Administrator.

         2.       The form must be signed by the Participant.

         3. The completed claim form and the necessary information must be sent to the address designated by the Plan Administrator.


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6.05     Notice of Denied Claim. If a claim is wholly or partially denied, notice of the decision, in accordance with Section 6.06, shall be furnished to the claimant within a reasonable period of time, not to exceed 90 days after receipt of the claim by the Claims Administrator, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date on which the Claims Administrator expects to render a decision. If notice of the denial of a claim is not furnished in accordance with this section, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review procedure described in Sections 6.07 and 6.08.

6.06 Form of Denied Claim. The Claims Administrator shall provide every claimant who is denied a claim for benefits written notice setting forth, in a manner calculated to be understood by the claimant, the following:

         1.       A specific reason or reasons for the denial;

         2. Specific reference to pertinent Plan provisions upon which the denial is based;

         3. A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

         4. An explanation of the Plan's claims review procedure, as set forth below in Sections 6.07 and 6.08 hereof.

6.07 Review Procedure. The purpose of the review procedure set forth in this section and Section 6.08 is to provide a procedure by which a claimant, under the Plan, may have reasonable opportunity to appeal a denial of a claim to an appropriate named fiduciary for a full and fair review. To accomplish that purpose, the claimant, or his duly authorized representative may:

         1.       Request review upon written application to the Plan
                  Administrator;

         2.       Review pertinent Plan documents; and


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

         3.       Submit issues and comments in writing.

         A claimant (or his duly authorized representative) shall request a review by filing a written application for review with the Plan Administrator at any time within 60 days after receipt by the claimant of written notice of the denial of his claim.

6.08 Decision on Review. Decision on review of a denied claim shall be made in the following manner:

         (a) The decision on review shall be made by the Plan Administrator, who may, in his discretion, hold a hearing on the denied claim; the Plan Administrator shall make his decision promptly, and not later than 60 days after the Plan Administrator receives the request for review, unless special circumstances require extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.

         (b) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. Any construction of the Plan's provisions adopted by the Plan Administrator, in good faith, shall be binding upon the Participants.

         (c) In the event that the decision on review is not furnished within the time period set forth in Section 6.08(a), the claim shall be deemed denied on review.

6.09 Disputed Claims. If a dispute arises with respect to any matter under this Plan, the Claims Administrator may refrain from taking any other or further action in connection with the matter involved in the controversy until the dispute has been resolved.

6.10 Legal Action. Legal action to recover any lost benefits under this Plan may not be brought: (1) until the Plan's appeal procedure, including utilization of a professional/peer review committee, has been exhausted under the terms of ERISA; or (2) later than three years after the expense/disability was incurred.


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                                   ARTICLE VII

                            AMENDMENT AND TERMINATION


7.01 Amendment and Termination. The Board of Directors may amend or terminate this Plan at any time by duly adopted resolution.

7.02 Effect of Termination. All benefits shall cease upon the day that the Plan is terminated unless otherwise provided by the Board of Directors or other provisions of this Plan.



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                                  ARTICLE VIII

                                  MISCELLANEOUS


8.01 Nonguarantee of Employment. This Plan shall not be deemed to constitute a contract between the Company and any Participant or to be a consideration or inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Participant or Employee at any time regardless of the effect which such discharge will have upon him as a Participant of this Plan.

8.02 Nonguarantee of Tax Treatment. The Company does not guarantee that any reimbursements made pursuant to this Plan will be excludable from the Participant's gross income for federal or state income tax purposes. It is the obligation of each Participant to determine whether each reimbursement is so excludable. If any reimbursements are made pursuant to this Plan that are not excludable from the Participant's gross income for federal or state income tax purposes, such Participant shall indemnify and reimburse the Company for any liability it may incur for failure to withhold such taxes from such reimbursement.

         Amounts paid to reimburse an individual under a dependent care assistance program are excludable from gross income only to the extent that these amounts do not exceed the lesser of the individual's Earned Income or the individual's spouses's Earned Income.

8.03 Governing Laws. This Plan shall be construed and enforced in accordance with the laws of the State of South Carolina to the extent not preempted by federal law.

8.04 Reduction of Premium. If either FBA Plan has an experience gain with respect to a year of coverage, the excess of the premiums paid and income (if any) of the FBA Plan over the FBA's total claims reimbursements and reasonable administrative costs for the year may, in the Plan Administrator's discretion, be used to reduce required premiums for the following year.

8.05 No Assignment. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or encumbrance of any kind.


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

8.06 Headings. The headings of this Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

8.07 Information to be Furnished. Participants shall provide the Company and Plan Administrator with such information and evidence and shall sign such documents as may reasonably be requested from time to time for the purpose of administration of the Plan.

8.08 Severability. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.



                                   ARTICLE IX

                                    EXECUTION


         IN WITNESS WHEREOF, and as evidence of adoption of this Plan by the Company, it has caused the same to be executed by its duly authorized representative.


ATTEST:                                          RESOURCE BANCSHARES MORTGAGE
                                                 GROUP, INC.


By:___________________________          By:_________________________________

   ___________________________                   _______________________________
   (Title)                                        (Title)


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